UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 27, 2014, Tyson Foods, Inc. (“Tyson”) entered into Amendment No. 1 (the “Amendment”) to its $1,000,000,000 revolving Credit Agreement, dated as of August 9, 2012, among Tyson, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or modified other than by the Amendment, the “Existing Credit Agreement”) to, among other things, permit the consummation of Tyson’s potential acquisition of all of the issued and outstanding shares of common stock of The Hillshire Brands Company without resulting in the occurrence of a default or event of default under the Existing Credit Agreement.

The amendments to the Existing Credit Agreement include, but are not limited to, the following:

Article III – Representations and Warranties – Add certain OFAC, FCPA and PATRIOT Act representations and warranties.

Article VI - Affirmative Covenants

•	Section 5.07 (Compliance with Laws) - Delete requirement for Tyson to make all reasonable efforts to ensure that all of its tenants, contractors etc. comply with laws

•	Section 5.10 (Governmental Authorizations) - Delete provision

•	Section 5.11 (Collateral Trigger Date) - Delete provision

•	Section 5.12 (Further Assurances) - Delete provision

Article VI - Negative Covenants

•	Section 6.01 (Indebtedness)

◦	Delete limitation on Debt to Capitalization Ratio Indebtedness for Borrowed Money of $3.64 billion prior to October 31, 2013 and $3.5 billion thereafter

◦	Delete limitation on Debt to Capitalization Ratio Indebtedness of Subsidiaries that are not Subsidiary Guarantors for which Domestic Subsidiaries are directly or contingently liable of $100 million

◦	Add Priority Debt (subsidiary debt and liens) basket of 15% of Consolidated Net Tangible Assets

•	Section 6.02 (Liens)

◦	Delete restriction in the introductory sentence on assigning or selling income or revenues

◦	Delete limitation on Liens on cash, cash equivalents or marketable securities under Swap Agreements to $300 million

◦	Replace $100 million general Liens basket with a Priority Debt basket of 15% of Consolidated Net Tangible Assets

•
Section 6.03 (Fundamental Changes; Business Activities) – Amend to permit Tyson to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, as long as Tyson is the surviving entity

•	Section 6.04 (Asset Sales) - Replace with general basket of 25% of Total Assets

•	Section 6.05 (Sale/Leaseback Transactions) - Delete provision

•	Section 6.08 (Restrictive Agreements) - Delete provision

•
Section 6.10 (Debt to Capitalization Ratio) – Increase the maximum Debt to Capitalization Ratio of 0.50 to 1.00 to 0.60 to 1.00; provided, however, that following the Closing Date until and including the end of the first full fiscal quarter of Tyson following the Closing Date, the Maximum Debt to Capitalization Ratio shall not exceed 0.65 to 1.00

•	Section 6.11 (Change in Fiscal Periods) - Delete provision

Article VII - Events of Default

•	Delete clause (m) (Invalidity of Loan Document)

•	Delete clause (p) (Failure of Perfection of Lien)

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The tender offer (the “Offer”) has not yet commenced. Accordingly, this communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any shares of the common stock of The Hillshire Brands Company (“Hillshire”) or any other securities. On the commencement date of any Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Tyson Foods, Inc. (“Tyson”) and HMB Holdings, Inc., a wholly owned subsidiary of Tyson, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Hillshire. The offer to purchase shares of Hillshire common stock will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed with the SEC by Tyson as part of its Schedule TO. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Offer, as they may be amended from time to time, when they become available, because they will contain important information about the Offer, including its terms and conditions, and should be read carefully before any decision is made with respect to the Offer. Investors and security holders may obtain free copies of these statements (when available) and other materials filed with the SEC at the website maintained by the SEC at www.sec.gov, or by directing requests for such materials to the information agent for the Offer, which will be named in the tender offer statement.

Exhibit No.     Description

10.1        Amendment No. 1 to Credit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: July 1, 2014

By:	/s/ R. Read Hudson
Name:	R. Read Hudson
Title:	Vice President, Associate General Counsel and Secretary